Exhibit 99.1

                  Tasty Baking Company Reports First
 Quarter 2006 Earnings Per Share of $0.12; Net Sales Increased 4.3%;
             Gross Margin Improved 1.5 Percentage Points

    PHILADELPHIA--(BUSINESS WIRE)--April 27, 2006--Tasty Baking
Company (NasdaqNM:TSTY) today announced financial results for the first quarter ended April 1, 2006.



----------------------------------------------------------------------
               FINANCIAL HIGHLIGHTS FIRST QUARTER 2006
               ---------------------------------------

                                       2006        2005         %
                                        Q1          Q1       Change(1)
                                    ----------  ----------  ----------
Gross Sales                           $69.3       $65.9       5.1%
                          Volume                             (5.1%)
Net Sales                             $42.9       $41.2       4.3%
                 Route Net Sales                                4.6%
             Non-Route Net Sales                                3.1%
Gross Margin %(2)                        33.9%       32.4%     1.5 pps
Net Income per Share                  $0.12       $0.06

$ in millions, except per share data
(1) Percentages may not calculate due to rounding
(2) Based on net sales less cost of sales and depreciation
----------------------------------------------------------------------

    RESULTS OF OPERATIONS - FIRST QUARTER

    The company reported net sales in the first quarter 2006 of $42.9 million, up 4.3% from the first quarter last year. Gross sales increased 5.1% on a volume decrease of 5.1%. Sales improvements in the first quarter 2006 benefited from the price increase the company initiated in January 2006.
    Route net sales increased 4.6% in the first quarter 2006 versus the comparable period in 2005. The route net sales improvement was driven by improved price realization as a result of the price increase and lower promotional spending. Non-route net sales improved 3.1% in the first quarter 2006 versus the first quarter 2005. Non-route net sales growth was driven by sales from new markets and the price increase.
    Cost of sales, excluding depreciation, increased 3.1% in the first quarter 2006 versus the first quarter 2005 despite the volume decline. The increase in cost of sales was driven by increased packaging and utility expenses.
    Gross margin in the first quarter 2006 was 33.9%, up 1.5 percentage points versus the comparable period last year. The gross margin expansion was driven by improved price realization on route net sales and a $0.3 million decline in depreciation expense during the quarter.
    Selling, general and administrative (SG&A) expense increased 2.3% in the first quarter 2006 versus the first quarter 2005. The increase in SG&A during the first quarter 2006 was due primarily to increased investment in marketing and increased freight and transportation costs. These increases were partially offset by a reduction in headcount and consulting fees.
    Net income and net income per share grew to $1.0 million and $0.12, respectively, in the first quarter 2006, up from $0.5 million and $0.06, respectively, in the first quarter last year.
    Charles P. Pizzi, president and chief executive officer, said, "We are pleased with our first quarter financial results. Net sales growth exceeded our expectations during the quarter and helped drive gross margin expansion. We believe the net sales improvement demonstrates the strength of the Tastykake brand and our ability to leverage the brand to deliver sustainable sales and earnings growth."
    David S. Marberger, senior vice president and chief financial officer, said, "While we are pleased with these first quarter results, we are cautious about the remaining quarters of 2006. We anticipate a more difficult operating environment ahead as increasing utility costs will continue to negatively impact our financial results. We will continue to look for cost-savings opportunities throughout the business to help offset these economic pressures."
    At this time, the company maintains its previous commentary on 2006 anticipated financial performance as provided in the company's press release dated February 28, 2006.

    CONFERENCE CALL INFORMATION

    Tasty Baking Company management will host a conference call Thursday morning, April 27, 2006, at 11:00 a.m. EDT to discuss the quarter's financial results. Investors will have the opportunity to listen to the call over the Internet at Tasty Baking Company's web site, http://www.tastykake.com. On the company's homepage, click on "Corporate Info" and then "Investor Relations." For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will remain available for ninety days on the company's website. To access the telephone replay, please call 1-888-203-1112 and enter the passcode 7004243. The telephone replay will be available from 1:00 p.m. on April 27, 2006, until Wednesday, May 3, 2006, at 11:59 p.m. EDT.

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (NasdaqNM:TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company's website or by calling 1-800-33-TASTY.

    "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. The company assumes no obligation to publicly update or revise any forward-looking statements.



                TASTY BAKING COMPANY AND SUBSIDIARIES
             CONSOLIDATED HIGHLIGHTS OF OPERATING RESULTS
                             (Unaudited)
                  (000's, except per share amounts)


                                                   13 Weeks Ended
                                              ------------------------
                                               4/1/2006     3/26/2005
                                              -----------  -----------

Gross sales                                   $   69,333   $   65,946
Less discounts and allowances                    (26,423)     (24,792)
                                              -----------  -----------
Net sales                                         42,910       41,154

Cost of sales                                     26,820       26,024
Depreciation                                       1,543        1,801
Selling, general and administrative               12,944       12,654
Interest expense                                     375          321
Other income, net                                   (300)        (238)
                                              -----------  -----------

Income before provision for income
 taxes                                             1,528          592

Provision for income taxes                           574          113
                                              -----------  -----------


Net income                                    $      954   $      479
                                              ===========  ===========


Average number of shares outstanding:  Basic       8,051        8,064
                                       Diluted     8,265        8,167
Per share of common stock:

Net income:   Basic                           $     0.12   $     0.06
                                              ===========  ===========
              Diluted                         $     0.12   $     0.06
                                              ===========  ===========
Cash dividend                                 $     0.05   $     0.05
                                              ===========  ===========



                TASTY BAKING COMPANY AND SUBSIDIARIES
               CONSOLIDATED HIGHLIGHTS OF BALANCE SHEET
                             (Unaudited)
                               (000's)


                                               4/1/2006    12/31/2005
                                              -----------  -----------

Current assets                                $   30,678   $   29,008
Property, plant, and equipment, net               67,141       66,248
Other assets                                      26,424       26,051
                                              -----------  -----------

   Total assets                               $  124,243   $  121,307
                                              ===========  ===========



Current liabilities                               19,180       19,372
Long term debt                                    25,946       23,092
Accrued pension and other liabilities             24,493       24,599
Postretirement benefits other than pensions       16,601       16,955
Shareholders' equity                              38,023       37,289
                                              -----------  -----------

   Total liabilities and shareholders' equity $  124,243   $  121,307
                                              ===========  ===========




    CONTACT: Tasty Baking Company, Philadelphia
             Mary C. Borneman, 215-221-8537
             mary.borneman@tastykake.com
                 or
             David S. Marberger, 215-221-8500